Exhibit 10.22

FORM OF

OTIS WORLDWIDE CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

(Effective as of [       ], 2020)

OTIS WORLDWIDE CORPORATION BOARD OF DIRECTORS
DEFERRED STOCK UNIT PLAN

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ARTICLE VII MISCELLANEOUS		15
7.01	Rights Not Assignable	15
7.02	Certain Rights Reserved	16
7.03	Withholding Taxes	16
7.04	Compliance with Section 409A	16
7.05	Incompetence	17
7.06	Inability to Locate Participants and Beneficiaries	17
7.07	Successors	17
7.08	Usage	17
7.09	Severability	18
7.10	Share Ownership Requirements	18
7.11	Governing Law	18

APPENDIX A	Otis Corporation Board of Directors Deferred Stock Unit Prior Plan (the “Prior Otis Plan”)

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ARTICLE I
INTRODUCTION AND PURPOSE

1.01          Purpose of Plan

The Otis Worldwide Corporation Board of Directors Deferred Stock Unit Plan (the “Plan”) is hereby established to provide an arrangement for non-employee directors to receive an annual Deferred Stock Unit Award and to defer their Annual Retainer in the form of deferred stock units equal in value to shares of the Corporation’s common stock for the purpose of aligning the interests of non-employee directors with those of the Corporation’s shareowners.

1.02          Impact of Spin-off from UTC

On [       , 2020], United Technologies Corporation (“UTC”) separated into three independent companies, UTC, Otis Worldwide Corporation (the “Corporation” or “Otis”) and Carrier Global Corporation (“Carrier”), through spin-off transactions.  The transaction by which the Corporation ceases to be a subsidiary of UTC is referred to herein as the “Spin-off.”  In connection with the Spin-off, and pursuant to the terms of the Employee Matters Agreement entered into, by and among the Corporation, UTC, and Carrier (the “Employee Matters Agreement”), the Corporation and the Plan assumed all obligations and liabilities of UTC and its subsidiaries under the UTC DSU Plan with respect to “Otis Transferred Directors” (as such term is defined in the Employee Matters Agreement).  Any benefits due under the UTC DSU Plan with respect to Otis Transferred Directors or Beneficiaries of Otis Transferred Directors is the responsibility of the Corporation and this Plan, and any such benefits accrued, but not yet paid under the UTC DSU Plan, immediately prior to the Effective Date, is administered and paid under the terms of this Plan.  All deferral and distribution elections and designations of Beneficiary made under the UTC DSU Plan by an Otis Transferred Director or Beneficiary of an Otis Transferred Director, and, in effect, immediately prior to the Effective Date, shall continue to apply and shall be administered under this Plan, until such election or designation expires or is otherwise changed or revoked in accordance with the terms of the Plan.  Pursuant to the terms of the Employee Matters Agreement between the Corporation, UTC and Carrier:  (a) vested Deferred Stock Units were converted, upon the Spin-off, into Otis, UTC and Carrier Deferred Stock Units; (b) vested restricted Deferred Stock Units granted under a New Director Restricted Stock Unit Award (as defined in the UTC DSU Plan) were converted, upon the Spin-off, into Otis, UTC and Carrier Deferred Stock Units under the Transferred New Director Restricted Stock Unit Award; and (c) unvested restricted Deferred Stock Units granted under a New Director Restricted Stock Unit Award were converted to Otis Deferred Stock Units under the Transferred New Director Restricted Stock Unit Award.  Otis Deferred Stock Units credited to Participants under this Plan shall be distributed in shares of Otis Common Stock issued under the LTIP; however, UTC and Carrier Deferred Stock Units shall be distributed in cash.  The settlement of Deferred Stock Units in Common Stock and cash, as applicable, and other adjustments described herein shall in no event:  (i) increase the value of any Participant’s Account; (ii) modify any Participant’s distribution election; or (iii) alter the procedures in effect under the Plan with respect to elections and distributions other than the substitution of cash for certain shares.  The Plan shall be under no obligation to hold or issue shares of UTC or Carrier Common Stock.

Otis has also established the Otis Worldwide Corporation Board of Directors Deferred Stock Unit Prior Plan (the “Prior Otis Plan”), set forth in Appendix A hereto, which is a continuation of the United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as in effect on October 3, 2004 (“Prior UTC Plan”), as it has been modified thereafter, from time to time, in a manner that does not constitute a “material modification” for purposes of Section 409A for the benefit of Otis Transferred Director who have a benefit earned or vested (within the meaning of Section 409A) prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, which were previously held under and subject to the terms of the Prior UTC Plan.

1.03          Effective Date of Plan

Pursuant to the terms of the Employee Matters Agreement, this Plan shall be effective as of the Spin-off date.

ARTICLE II
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

“Account” means a bookkeeping account established for a Participant under Article IV that is credited with Deferred Stock Units, but excluding accounts under the Prior Otis Plan.  Accounts under the Prior Otis Plan will be valued and administered separately in accordance with the terms and procedures in effect under the Prior Otis Plan.

“Annual Deferred Stock Unit Award” means the annual grant of Deferred Stock Units made to Participants in accordance with Section 3.02.

“Annual Meeting” means the Corporation’s Annual Meeting of Shareowners.

“Annual Retainer” means the annual retainer fee payable to a Participant under Section 3.01 for services to the Corporation in the capacities indicated.

“Beneficiary” means a Participant’s beneficiary, designated in writing in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if all of the Participant’s designated Beneficiaries predecease the Participant, the Participant’s estate.

“Board” means the Board of Directors of the Corporation.

“Board Cycle” means the period beginning on an Annual Meeting and ending at the start of the next Annual Meeting.

“Carrier” means Carrier Global Corporation.

“Carrier Deferred Stock Units” means Deferred Stock Units of Carrier Global Corporation distributable in cash in accordance with Article V.  Each Carrier Deferred Stock Unit is equal in value to a share of Carrier Common Stock.

“Closing Price” means, with respect to any date specified by the Plan, the closing price of common stock on the composite tape of New York Stock Exchange on such date (or if there was no reported sale of common stock on such date, on the next following day on which there was such a reported sale) which common stock is the underlying referenced security of the relevant Deferred Stock Unit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.  References to any Section of the Internal Revenue Code shall include any final regulations or other applicable guidance.  References to “Section 409A” shall include any final regulations or other applicable guidance issued thereunder by the Internal Revenue Service from time to time in effect.

“Committee” means the Committee on Governance and Public Policy (and any successor Committee) of the Board.

“Conversion Date” means the date Deferred Stock Units are converted to shares of Otis Common Stock, immediately prior to the delivery of such shares to a Participant or Beneficiary in accordance with Article V herein.

“Corporation” means Otis Worldwide Corporation.

“Deferred Annual Retainer” means any portion of a Participant’s Annual Retainer deferred in accordance with Article V.

“Deferred Stock Units” means hypothetical shares of common stock that will be settled in actual shares, or an amount of cash equal to the fair market value of shares, of common stock, that have been deferred in accordance with Section 409A.

“Distribution Anniversary Date” means an anniversary of the Distribution Commencement Date.

“Distribution Commencement Date” means the first business day that is 30 days following the date of Separation from Service.

“Election” means an irrevocable election by a Participant either to defer all or a portion of the Annual Retainer otherwise payable in cash or to specify how an Account will be distributed (i.e., as a lump sum, or in 10 or 15 annual installments).

“Employee Matters Agreement” means the Employee Matters Agreement entered into, by and among the Corporation, UTC, and Carrier.

“LTIP” means the Otis Worldwide Corporation 2020 Long-Term Incentive Plan, as amended from time to time.

“Otis” means Otis Worldwide Corporation.

“Otis Common Stock” means the common stock of the Corporation.

“Otis Deferred Stock Units” means, Deferred Stock Units of the Corporation convertible into actual shares of Otis Common Stock as of the Conversion Date, prior to a distribution to be made in accordance with Article V.  Each Otis Deferred Stock Unit is equal in value to a share of Otis Common Stock.  Otis Deferred Stock Units are “restricted stock units” awarded under the LTIP and distributed and administered in accordance with the terms of this Plan.

“Participant” means a non-employee member of the Board.  A Participant, including an Otis Transferred Director, who has an existing Account under the Plan, but is not, or is no longer, eligible under the preceding sentence, shall not be eligible for additional awards under the Plan, but shall remain a Participant under the Plan with respect to his or her Account until it is distributed or forfeited in accordance with the terms of the Plan.

“Plan” means this Otis Worldwide Corporation Board of Directors Deferred Stock Unit Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Prior Otis Plan” has the meaning set forth in Section 1.02.  All amounts deferred under the Prior Otis Plan, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, shall continue to be subject to the terms and conditions of the Prior Otis Plan.

“Prior UTC Plan” means the United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as in effect on October 3, 2004.

“Recapitalization Event” means a transaction or event described in Section 4.05(a)(iv).

“Separation from Service” means a Participant’s resignation, removal, or retirement from the Board (for a reason other than death) that constitutes a good-faith, complete termination of the Participant’s relationship with the Corporation and that also qualifies as a “separation from service” for purposes of Section 409A of the Code.

“Separation from Service Anniversary Date” means an anniversary of the date of Separation from Service.

“Spin-off” means the separation from United Technologies Corporation of Otis Worldwide Corporation and Carrier Global Corporation into independent publicly traded companies in 2020.

“Transferred New Director Restricted Stock Unit Award” means the one-time Deferred Stock Unit Award previously granted to an Otis Transferred Director under the UTC DSU Plan upon election to the UTC Board as a New Director Restricted Stock Unit Award and credited to the Participant’s New Director Restricted Stock Unit Account under the UTC DSU Plan which, immediately following the effective time of the Spin-off, shall be credited under this Plan to the Transferred New Director Restricted Stock Unit Account as provided in Section 4.03.

“UTC” means United Technologies Corporation.

“UTC Deferred Stock Units” means Deferred Stock Units of UTC distributable in cash in accordance with Article V.  Each UTC Deferred Stock Unit is equal in value to a share of UTC Common Stock.

“UTC DSU Plan” means the United Technologies Corporation Board of Directors Deferred Stock Unit Plan.

ARTICLE III
ELIGIBLE COMPENSATION

3.01          Annual Retainer

(a)          Annual Retainer Amount.  Subject to subsection (b) of this Section 3.01, each Participant will receive a base Annual Retainer of $124,000.  In addition to the base Annual Retainer, Participants serving in leadership roles on the Board and/or its committees shall receive the following additional Annual Retainer amounts:  $10,000 for the Lead Director; $10,000 for the Audit Committee Chair; $6,000 for non-Chair members of the Audit Committee; $8,000 each for the Chair of the Compensation Committee, and the Chair of the Committee on Governance and Public Policy.  In the event that a Participant serves in more than one role listed above, the Participant will receive the additional amounts specified for each role.  The Annual Retainer is subject to change, from time to time, at the discretion of the Committee.

(b)          New Participants.  If a Participant is elected to the Board before September 30 of a Board Cycle, the Participant will receive the full amount of the then applicable Annual Retainer.  If a Participant is elected to the Board after September 30 of a Board Cycle, the Participant will receive 50% of the applicable Annual Retainer Amount set forth in subsection (a) above.  Such amounts will be eligible for deferral in accordance with Article V.

3.02          Annual Deferred Stock Unit Award

(a)          Annual Deferred Stock Unit Award.  Subject to subsection (b) of this Section 3.02, each Participant will receive a base annual Deferred Stock Unit Award of $186,000, valued at the time of issuance, credited to the Participant’s Account.  In addition to the base annual Deferred Stock Unit Award, Participants serving in leadership roles on the Board and/or its committees shall receive the following additional annual Deferred Stock Units:  $25,000 for the Lead Director; $15,000 for the Audit Committee Chair; $9,000 for non-Chair members of the Audit Committee; $12,000 each for the Chair of the Compensation Committee, and the Chair of the Committee on Governance and Public Policy.  In the event that a Participant serves in more than one role listed above, the Participant shall receive the additional Deferred Stock Unit awards specified for each role.  The Annual Deferred Stock Unit Award is subject to change, from time to time, at the discretion of the Committee.

(b)          New Participants.  If a Participant is elected to the Board before September 30 of a Board Cycle, the Participant will receive an Annual Deferred Stock Unit Award equal in value to the amounts specified in subsection (a) above.  If a Participant is elected to the Board after September 30 of a Board Cycle, the Participant will receive an Annual Deferred Stock Unit Award equal to 50% of the value specified in subsection (a).

3.03          Transferred New Director Restricted Stock Unit Award

New Director Restricted Stock Unit Awards granted under the UTC DSU Plan shall not be granted under this Plan.  Any outstanding New Director Restricted Stock Unit Awards credited for the benefit of an Otis Transferred Director, immediately prior to the effective time of the Spin-off will be maintained under this Plan, as of the effective time as a Transferred New Director Restricted Stock Unit Award under a separate Account for such Otis Transferred Director as provided in Section 4.03.

3.04          Duplication of Benefits

To the extent that a new Participant has received compensation for his or her service on the board of directors of an entity that becomes, or was previously, affiliated with the Corporation, and such compensation relates to the same Plan Year for which the Participant shall receive compensation under this Plan, the Annual Retainer and Annual Deferred Stock Unit Award, under Sections 3.01 and 3.02 respectively, may be appropriately adjusted to prevent a duplication of benefits for the same period of service.

ARTICLE IV
ACCOUNTS AND CREDITS

4.01          Annual Deferred Stock Unit Award

The Annual Deferred Stock Unit Award shall be credited automatically to an Account established for the Participant, effective as of the date of the Spin-off, and the date of the Annual Meeting thereafter.  Participants may not elect to receive the Annual Deferred Stock Unit Award as current cash compensation.

4.02          Elective Annual Retainer

The current Annual Retainer will be paid to the Participant as soon as administratively practicable following the date of the Spin-off, and on the date of the Annual Meeting thereafter, unless the Participant makes a timely irrevocable election in accordance with Article V to defer the receipt of the Annual Retainer as Otis Deferred Stock Units subject to the terms of this Plan, in lieu of a current cash payment.

4.03          Transferred New Director Restricted Stock Unit Award

(a)          Transferred New Director Restricted Stock Unit Accounts.  Any outstanding New Director Restricted Stock Unit Award credited under the UTC DSU Plan for the benefit of an Otis Transferred Director, immediately prior to the effective time of the Spin-off will be maintained under this Plan, as of the effective time of the Spin-off as a Transferred New Director Restricted Stock Unit Award under a separate Account for such Otis Transferred Director.  Such Account shall also be credited with dividend equivalents in the form of additional Deferred Stock Units which relate to the underlying common stock of UTC, Carrier or Otis, which will vest immediately, but will otherwise be subject to the same restrictions applicable to the Deferred Stock Units credited to the Account.  Transferred New Director Restricted Stock Units and any additional dividend equivalents in the form of additional Deferred Stock Units may not be settled prior to a Separation from Service.

(b)          Forfeiture of Transferred New Director Restricted Stock Unit Accounts.  Under the UTC DSU Plan, at the time of the award, the value of a Participant’s New Director Restricted Stock Unit Award is subject to 100% forfeiture if the Participant’s Separation from Service occurs before the first Annual Meeting following the date of the Participant’s first election to the Board.  Thereafter, the percentage of the New Director Restricted Stock Unit Award subject to forfeiture is reduced by 20 percentage points as of the date of each succeeding Annual Meeting until the fifth annual meeting when 100% of the value of the New Director Restricted Stock Unit Award will be vested.  The amount of the Transferred New Director Restricted Stock Unit Award subject to forfeiture shall continue to be reduced under this Plan annually as of April 30th, continuing on the same timeline and at the same percentages as provided under the UTC DSU Plan taking into account service as director on UTC Board and Otis Board, provided that a Participant has not experienced a Separation of Service.  There will be no forfeiture of interest in the Transferred New Director Restricted Stock Unit Award in the event the Separation of Service occurs by reason of the Participant’s death, Disability, or for any reason following a “Change in Control” as such terms are defined in the LTIP while the Participant is a member of the Board, or in the event of the Participant’s resignation or retirement from the Board for the purpose of accepting full-time employment in public or charitable service.

4.04          Accounts

(a)          Plan Accounts.  All (i) Deferred Annual Retainers and (ii) Annual Deferred Stock Unit Awards, including assumed Otis Transferred Director benefits under the UTC DSU Plan, earned or vested after December 31, 2004, which include Transferred New Director Restricted Stock Unit Awards (if applicable), shall be maintained in a Participant’s Account established under, and subject to the terms and conditions of the Plan, as amended from time to time.  Subaccounts may be maintained within Participants’ Accounts, to the extent that the Committee determines such an arrangement to be necessary or useful, in the administration of the Plan.

(b)          Prior Plan Accounts.  All assumed Otis Transferred Director benefits under the UTC DSU Plan, including Deferred Stock Unit and Transferred New Director Restricted Stock Unit Awards, earned and vested prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A (e.g., increases in unit value and dividend equivalents), shall be maintained in separate account(s) under the Prior Otis Plan and shall remain subject to the terms and conditions of the Prior Otis Plan which reflect a continuation of the Prior UTC Plan as in effect on October 3, 2004.  Prior Otis Plan accounts shall be equal to the value earned and vested on December 31, 2004, as subsequently adjusted in accordance with the terms of the Prior Otis Plan.  The Prior Otis Plan and Prior Otis Plan accounts are not intended to be subject to Section 409A.  No amendment to Appendix A that would constitute a “material modification” for purposes of Section 409A shall be effective unless the amending instrument states that it is intended to materially modify Appendix A, and to cause the Prior Otis Plan to become subject to Section 409A.

4.05          Deferred Stock Unit Accounts

(a)          Calculation of Deferred Stock Units.  A Participant’s Account (including a Transferred New Director Restricted Stock Unit Account) shall be credited with the number of Deferred Stock Units in accordance with the following rules:

(i)          Opening Account Balances for Transferred Directors.  As of the effective time of the Spin-off, there shall be credited under the Plan the Deferred Stock Units of the Transferred Otis Directors previously held under the UTC DSU Plan, as such Deferred Stock Units balances are adjusted as of the effective time of the Spin-off in accordance with the terms of the Employee Matters Agreement as detailed in Section 1.02 of the Plan.

(ii)          Initial Crediting of Deferred Stock Units.  The Annual Deferred Stock Unit Award and Deferred Annual Retainer (if any) credited to a Participant’s Account for a Plan Year under Sections 4.01 and 4.02 shall result in a number of Deferred Stock Units (including fractional Deferred Stock Units) credited to Participant’s Account equal to the sum of the dollar amounts of the Annual Deferred Stock Unit Award and the Deferred Annual Retainer (if any), divided by the Closing Price on the date of the Annual Meeting or the date a Participant is elected to the Board, if applicable.

(iii)          Deemed Reinvestment of Dividends. The number of Deferred Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on the underlying referenced common stock that relates to a Deferred Stock Unit.  The number of additional Otis, Carrier or UTC Deferred Stock Units credited to a Participant’s Account as a result of such dividend payment on an Otis DSU, Carrier DSU or UTC DSU, respectively, shall be determined by (A) multiplying the total number of relevant Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant’s Account on the dividend payment date by the amount of the dividend paid per share of Otis, Carrier or UTC common stock that is the underlying referenced common stock for purposes of the relevant Deferred Stock Unit on the dividend payment date, and (B) dividing the product so determined by the Closing Price of the underlying referenced common stock on the dividend payment date.

(iv)          Effect of Recapitalization. In the event of a transaction or event described in this subparagraph (iv) (a “Recapitalization Event”), the number of the applicable Deferred Stock Units credited to a Participant’s Account shall be adjusted in the same manner as an outstanding share of common stock which is the underlying referenced security of such Deferred Stock Units.  A Recapitalization Event includes a dividend (other than regular quarterly dividends) or other extraordinary distribution to a holder of a share of common stock which is the underlying referenced security of such Deferred Stock Unit (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event that has a material effect on a share of common stock which is the underlying referenced security of such Deferred Stock Unit and requires conforming adjustment to the value and/or number of applicable Deferred Stock Units which reference such security to prevent dilution or enlargement of the value of Participants’ Accounts.

4.06          Hypothetical Nature of Accounts and Investments

Each Account established under this Article IV shall be maintained for bookkeeping purposes only.  Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds, shares or other assets.  The Otis, UTC, and Carrier Deferred Stock Units established hereunder shall be used solely to determine the amounts to be distributed hereunder, shall not be or represent an equity security of the Corporation, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Corporation prior to a Conversion Date as provided for under the terms of this Plan and shall not carry any voting or dividend rights.

ARTICLE V
ELECTION PROCEDURES AND DISTRIBUTIONS

5.01          Annual Retainer Deferral Election

Participants who elect to defer the receipt of the Annual Retainer as Otis Deferred Stock Units for any Plan Year must make a written deferral election for that year on an Election form provided by the Committee.

5.02          Annual Retainer Deferral Election Deadline

A written Election form must be completed and submitted to the Office of the Corporate Secretary, no later than December 31st, prior to the Plan Year for which the Annual Retainer will be earned or, for new Participants, no later than 30 days after their election to the Board (in the case of new Participants, the deferral shall only apply to compensation for services performed after the date of the election).  If a Participant fails to timely submit a properly completed Election form, the Participant’s Annual Retainer earned in the next succeeding year shall be paid in cash as provided in Section 4.02.  The Participant’s deferral election shall be irrevocable following the Election deadline.

5.03          Distribution Commencement Date

(a)          Otis Deferred Stock Units.  Otis Deferred Stock Units shall be valued based on the Closing Price as of the date of Separation from Service (or in the case of installment payments, the Separation from Service Anniversary Date) and will be converted into shares of Otis Common Stock and be distributed in stock from a Participant’s Account as of the Participant’s Distribution Commencement Date (and in the case of installment payments, on the applicable Distribution Anniversary Dates).  Where the Participant has changed his or her distribution election as provided in Section 5.05, valuation shall occur, and distribution shall commence, no earlier than on the fifth anniversary of the Participant’s Separation from Service and elected Distribution Date respectively.

(b)          UTC and Carrier Deferred Stock Units.  UTC and Carrier Deferred Stock Units shall be valued based on the Closing Price as of the date of Separation from Service (or in the case of installment payments, on the Separation from Service Anniversary Date) and will be distributed in cash from a Participant’s Account as of the Participant’s Distribution Commencement Date (and in the case of installment payments, on the applicable Distribution Anniversary Dates).  Where the Participant has changed his or her distribution election as provided in Section 5.05, valuation shall occur and distribution shall commence no earlier than on the fifth anniversary of the Participant’s Separation from Service and elected Distribution Date respectively.

(c)          Death.  If a Participant dies at any time before the Participant’s Plan Account has been fully distributed, the full remaining value of the Participant’s Plan Accounts will be distributed to the designated Beneficiary or the Participant’s estate in a lump sum no later than December 31st of the year immediately following the year in which the death occurred.

(d)          Administrative Adjustments in Payment Date.  A distribution is treated as being made on the date when it is due under the Plan if the distribution occurs on the date specified by the Plan, or on a later date that is either (a) in the same calendar year (for a distribution whose specified due date is on or before September 30) or (b) by the 15th day of the third calendar month following the date specified by the Plan (for a distribution with a specified due date that is on or after October 1).  A distribution is also treated as having been made on the date when it is due under the Plan if the distribution is made not more than 30 days before the due date specified by the Plan.  A Participant may not, directly or indirectly, designate the taxable year of a distribution made in reliance on the administrative rules in this Section 5.03.

5.04          Election of Form and Amount of Distribution

(a)          Full Distribution.  Following a Separation from Service, a Participant shall receive (i) a number of shares of Otis Common Stock equal to the of the number of whole Otis Deferred Stock Units credited to his or her Account, and (ii) the cash value of the UTC and Carrier Deferred Stock Units credited to his or her Account (if applicable), unless the Participant timely elected to receive distributions from his or her Account in 10 or 15 annual installments in accordance with subsection (b), below.  A distribution of shares of Otis Common Stock shall occur as provided in Section 5.03.  UTC and Carrier Deferred Stock Units and Otis fractional Deferred Stock Units will be paid in cash.

(b)          10 or 15 Annual Installments.  A Participant may elect to receive distributions from his or her Account in 10 or 15 installments, in lieu of a full distribution under subsection (a) above.  Annual installment distributions of whole Otis Deferred Stock Units shall be in shares of Otis Common Stock, and annual installment distributions of UTC and Carrier Deferred Stock Units and fractional Otis Deferred Stock Units shall be in cash.  Installment distributions shall commence as of the Distribution Commencement Date and continue as of each Distribution Anniversary Date thereafter until all installments have been paid.  The first annual installment shall equal 1/10th or 1/15th (if Participant elects 10 or 15 installment payments respectively) of the value of the Participant’s Accounts, determined as of the Distribution Commencement Date.  Each successive annual installment shall equal the value of the Participant’s Accounts, determined as of the Distribution Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which shall be the number of remaining annual installments.   Payment of each installment in shares of Otis Common Stock with respect to Otis Deferred Stock Units and cash with respect to UTC and Carrier Deferred Stock Units shall be on a pro rata basis based on the outstanding balance of Otis, UTC and Carrier Deferred Stock Units.

(c)          Form of Distribution Election.  A valid election to receive annual distributions under subsection (b) shall be made in writing on an Election form, completed and submitted to the Office of the Corporate Secretary, no later than December 31st, prior to the Plan Year for which the Annual Retainer or Otis Deferred Stock Unit Award is earned, or for new Participants, prior to the date the Participant is elected to the Board, and in no event later than 30 days after such election (in the case of new Participants, the deferral shall only apply to compensation for services performed after the date of the election).  If a Participant does not make a valid distribution Election, the Participant shall be deemed to have elected to receive his or her Account in a full and immediate distribution as provided in subsection (a).  Except as provided below in Section 5.05 (Change in Distribution Election), a Participant’s distribution Election shall become irrevocable on the Election deadline date.

5.05          Change in Distribution Election

A Participant may make a one-time irrevocable Election to extend the deferral period or change the form of distribution that the Participant elected under Section 5.04.  A deferral extension election and/or change to the form of distribution must meet the following requirements:

(a)          The new Election must be made at least 12 months prior to the Distribution Commencement Date (and the new election shall be ineffective if the Distribution Commencement Date occurs within 12 months after the date of the new Election);

(b)          The new Election will not take effect until 12 months after the date when the Participant submits a new Election form to the Office of the Corporate Secretary;

(c)          The new Distribution Commencement Date must be a minimum of five years later than the date on which the distribution would otherwise have commenced; and

(d)          The new form of distribution must be one of the forms of payment provided under Section 5.04(a) or (b).

ARTICLE VI
ADMINISTRATION

6.01          In General

The Committee (or its delegate) shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including, without limitation, the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any Election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right to otherwise interpret the Plan in accordance with its terms.  Except as otherwise provided in Section 6.04, the Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02          Plan Amendment and Termination

(a)          The Committee may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment, suspension, or termination.  To the extent that any rule or procedure adopted by the Committee is inconsistent with a provision of the Plan that is administrative, technical or ministerial in nature, the Plan shall be deemed amended to the extent of the inconsistency.

(b)          In the event of suspension of the Plan, no additional deferrals shall be made under the Plan, but all previous deferrals shall accumulate and be distributed in accordance with the otherwise applicable provisions of this Plan, the Prior Otis Plan and the applicable Elections on file.

(c)          Upon the termination of the Plan with respect to all Participants, and termination of all arrangements sponsored by the Corporation or its affiliates that would be aggregated with the Plan under Section 409A, the Corporation shall have the right, in its sole discretion, and notwithstanding any Elections made by the Participant, to distribute the Participant’s vested Account in full, to the extent permitted under Section 409A.  All distributions that may be made pursuant to this Section 6.02(c) shall be made no earlier than the 13th month and no later than the 24 months after the termination of the Plan.  The Corporation may not accelerate distributions pursuant to this Section 6.02(c) if the termination of the Plan is proximate to a downturn in the Corporation’s financial health within the meaning of Treas. Reg. Section 1.409A-3(j)(4)(ix)(C)(1).  If the Corporation exercises its discretion to accelerate distributions under this Section 6.02(c), it shall not adopt any new arrangement that would have been aggregated with the Plan under Section 409A within three years following the date of the Plan’s termination.  The Committee may also provide for distribution of Plan Accounts following a termination of the Plan under any other circumstances permitted by Section 409A.

6.03          Reports to Participants

The Committee shall make available an annual statement to each Participant reporting the value of the Participant’s Account and his or her account(s) under the Prior Otis Plan as of the end of the most recent Plan Year.

6.04          Delegation of Authority

The Committee may delegate to officers of the Corporation any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its members.

6.05          Distribution of Shares

The Otis Deferred Stock Units granted under the Plan shall be issued under the LTIP, but subject to administration and distribution in accordance with the terms of this Plan.  All shares of Otis Common Stock so distributed in accordance with the terms of the Plan shall be transferred to a brokerage account designated by the Participant entitled to receive the shares.  This Plan shall be under no obligation to hold or issue shares of UTC or Carrier Common Stock.

ARTICLE VII
MISCELLANEOUS

7.01          Rights Not Assignable

No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void.  No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary.  If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02          Certain Rights Reserved

Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03          Withholding Taxes

The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee determines to be required by law to be withheld from such credits and payments.

7.04          Compliance with Section 409A

This Section 7.04 shall apply notwithstanding any other provision of this Plan.  To the extent that rights or payments under this Plan are subject to Section 409A, the Plan shall be construed and administered in compliance with the conditions of Section 409A and regulations and other guidance issued pursuant to Section 409A for deferral of income taxation until the time the compensation is paid.  Any distribution election that would not comply with Section 409A of the Code shall not be effective for purposes of this Plan.  To the extent that a provision of this Plan does not comply with Section 409A of the Code, such provision shall be void and without effect.  The Corporation does not warrant that the Plan will comply with Section 409A of the Code with respect to any Participant or with respect to any payment, however.  In no event shall the Corporation; any director, officer, or employee of the Corporation (other than the Participant); or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant or Beneficiary as a result of the Plan’s failure to satisfy the requirements of Section 409A, or as a result of the Plan’s failure to satisfy any other requirements of applicable tax laws.  In the event that a Participant is a “specified employee” within the meaning of Section 409A (as determined in accordance with the methodology established by the Corporation), amounts that constitute “non-qualified deferred compensation” within the meaning of Section 409A that would otherwise be payable during the six-month period immediately following a Participant’s Separation from Service by reason of such Separation from Service shall instead be paid or provided on the first business day of the seventh month following the month in which Participant’s Separation from Service occurs.

7.05          Incompetence

If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a distribution is due under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any distribution that is due under the Plan (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be distributed, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant, or Beneficiary, or other person deemed by the Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary.  Any such distribution of shares or cash payment (as the case may be) shall be a complete discharge of any liability under the Plan with respect to the amount so distributed or paid.

7.06          Inability to Locate Participants and Beneficiaries

Each Participant and Beneficiary entitled to receive a distribution under the Plan shall keep the Committee advised of his or her current address.  If the Committee is unable to locate a Participant or Beneficiary to whom a distribution is due under the Plan, the total amount payable to such Participant or Beneficiary shall be forfeited as of the last day of the calendar year in which the distribution first becomes due.

7.07          Successors

The provisions of the Plan shall bind and inure to the benefit of the Corporation and its successors and assigns.  The term “successors” as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Corporation, and any successors and assigns of any such corporation or other business entity.

7.08          Usage

(a)          Titles and Headings. The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan.

(b)          Number.  The singular form shall include the plural, where appropriate.

7.09          Severability

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.10          Share Ownership Requirements

Participants, including Otis Transferred Directors, are expected to own shares of Otis Common Stock and have Deferred Stock Units equal in aggregate value to at least five times the then applicable base Annual Retainer amount set forth in Section 3.01 no later than the fifth Annual Meeting following a Participant’s first election to the Board.

7.11          Governing Law

The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

OTIS WORLDWIDE CORPORATION

By:

Attest:

Date:

APPENDIX A

This Appendix A sets forth the United Technologies Corporation Board of Directors Deferred Stock Unit Plan as in effect on October 3, 2004, as assumed by Otis Worldwide Corporation with regard to Otis Transferred Directors (as defined below) (this “Prior Otis Plan”), and as modified thereafter, from time to time, in a manner that does not constitute a “material modification” for purposes of Section 409A.  Amounts that were earned or vested (within the meaning of Section 409A) prior to January 1, 2005, and any subsequent increases in these amounts that are permitted to be treated as grandfathered benefits under Section 409A, are generally subject to and shall continue to be governed by the terms of this Prior Otis Plan.

Effective October 13, 2010, but prior to the Spin-off (as defined below), Stock Units credited to Participants under this Prior Otis Plan were convertible into shares of UTC Common Stock that were issued under the LTIP of United Technologies Corporation.  Notwithstanding any provision of this Prior Otis Plan to the contrary, all distributions with respect to Stock Units under this Prior Otis Plan shall be distributed in shares of Common Stock.  The settlement of Stock Units in shares of Common Stock in lieu of cash shall in no event:  (a) increase the value of any Participant’s Account; (b) modify any Participant’s distribution election; or (c) alter the procedures in effect under this Prior Otis Plan with respect to elections and distributions other than the substitution of shares for cash.

Effective as of the Spin-off from United Technologies Corporation of Otis Worldwide Corporation (“Otis”) and Carrier Global Corporation (“Carrier”) into separate, independent public companies in 2020 (the “Spin-off”), Stock Units credited to Participants under this Prior Otis Plan were converted, at Spin-off, into Otis, UTC, and Carrier Stock Units.  Effective on and after the Spin-off date, the term “Company” shall mean Otis Worldwide Corporation.  Otis Deferred Stock Units credited to Participants under this Prior Otis Plan shall be convertible into shares of Otis Common Stock; however, UTC and Carrier Deferred Stock Units shall be distributed in cash. Payment of any installment in shares of Otis Common Stock with respect to Otis Deferred Stock Units and cash with respect to UTC and Carrier Deferred Stock Units shall be on a pro rata basis based on the outstanding balance of Otis, UTC and Carrier Deferred Stock Units.   For these purposes, the definition of “Closing Price” shall include the price of the underlying referenced security for an Otis Stock Unit or Carrier Stock Unit, as applicable; the definition of “Stock Unit” shall include a hypothetical share of Otis and Carrier, as applicable; and Otis Stock Units and Carrier Stock Units shall be increased or otherwise adjusted under Sections 402(a)(2) and (4) by reference to the underlying referenced security for an Otis Stock Unit or Carrier Stock Unit, as applicable.

The settlement of Deferred Stock Units in Common Stock and cash, as applicable, and other adjustments described herein shall in no event:  (a) increase the value of any Participant’s Account; (b) modify any Participant’s distribution election; or (c) alter the procedures in effect under this Prior Otis Plan with respect to elections and distributions other than the substitution of cash for certain shares.

UNITED TECHNOLOGIES CORPORATION

BOARD OF DIRECTORS

DEFERRED STOCK UNIT PLAN

Effective January 1, 1996

UNITED TECHNOLOGIES CORPORATION
BOARD OF DIRECTORS
DEFERRED STOCK UNIT PLAN

A-i

ARTICLE I
INTRODUCTION

1.01          Purpose of Plan

The purpose of the Plan is to enhance the Company’s ability to attract and retain non-employee members of the Board whose training, experience and ability will promote the interests of the Company and to directly align the interests of such non-employee Directors with the interests of the Company’s shareowners by providing compensation based on the value of UTC Common Stock.  The Plan is designed to permit such non-employee directors to defer the receipt of all or a portion of the cash compensation otherwise payable to them for services to the Company as members of the Board.

1.02          Effective Date of Plan

Except as otherwise provided by Section 3.01, the Plan shall apply only to a Participant’s annual Director’s retainer Fees with respect to service on and after January 1, 1996.

ARTICLE II
DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below:

Account shall mean a bookkeeping account established for a Participant under Section 4.01.

Article shall mean an article of the Plan.

Beneficiary shall mean a Participant’s beneficiary, designated in writing and in a form and manner satisfactory to the Committee, or if a Participant fails to designate a beneficiary, or if the Participant’s designated Beneficiary predeceases the Participant, the Participant’s estate.

Board shall mean the Board of Directors of the Company.

Closing Price shall mean, with respect to any date specified by the Plan, the closing price of UTC Common Stock on the composite tape of New York Stock Exchange issues (or if there was no reported sale of UTC Common Stock on such date, on the next preceding day on which there was such a reported sale).

Committee shall mean the Nominating Committee of the Board.

Company shall mean United Technologies Corporation.

Director’s Fees shall mean the annual retainer fee payable to a Participant for services to the Company as a member of the Board.  Director’s Fees do not include special meeting fees.

Participant shall mean each member of the Board (other than a member of the Board who is also an employee of the Company or a subsidiary thereof) who is or becomes a member of the Board on or after January 1, 1996.

Payment Anniversary Date shall mean an anniversary of the Payment Commencement Date.

Payment Commencement Date shall mean the first business day of the first month following the month in which the Participant terminates service as a member of the Board.

Plan shall mean this United Technologies Corporation Board of Directors Deferred Stock Unit Plan, as set forth herein and as amended from time to time.

Plan Year shall mean the calendar year.

Section shall mean a Section of the Plan.

Stock Unit shall mean a hypothetical share of UTC Common Stock as described in Section 4.02.

UTC Common Stock shall mean the common stock of the Company.

ARTICLE III
CREDITS

3.01          Transition Credits

As soon as practicable on or after January 1, 1996, the Company shall credit to the Account of each Participant a number of Stock Units determined in accordance with the schedules set forth in Appendix I and Appendix II to the Plan.  The credits set forth in Appendix I shall be provided in lieu of any benefits to which the Participant otherwise would have been entitled under the United Technologies Corporation Directors Retirement Plan as of its termination on December 31, 1995.  The credits set forth in Appendix II shall be provided in lieu of any benefits to which the Participant otherwise would be entitled under certain deferred compensation arrangements entered into prior to January 1, 1996.  The number of units set forth in Appendix II shall equal the number of tax deferred stock units (if any) credited to the Participant under any such prior deferred compensation arrangement, determined as of December 31, 1995.

3.02          Automatic Credits

As of the beginning of each Plan Year, the Company shall credit Stock Units to each Participant’s Account equal in value to 60% of the Participant’s Director’s Fees for the Plan Year, as determined in accordance with Section 4.02(a)(1).

3.03          Elective Credits

A Participant may elect, with respect to each Plan Year, to defer the entire portion (but not a partial portion) of the 40% of the Participant’s Director’s Fees that are not automatically deferred in accordance with Section 3.02 and that otherwise would be paid to the Participant in cash.  If the Participant makes such an election, the Company shall credit Stock Units to the Participant’s Account equal in value to 40% of the Participant’s Director’s Fees for the Plan Year, as determined in accordance with Section 4.02(a)(1), as of the beginning of the Plan Year with respect to which the election is made (or, if later, as of the first day in the Plan Year on which the individual becomes a Participant).  An election under this Section 3.03 shall be made in a form and manner satisfactory to the Committee and shall be effective for a Plan Year only if made before the beginning of the Plan Year; provided that an individual who becomes a Participant after the first day of a Plan Year may make the election for that Plan Year within 30 days of becoming a Participant.

ARTICLE IV
ACCOUNTS AND INVESTMENTS

4.01          Accounts

A separate Account under the Plan shall be established for each Participant.  Such Account shall be (a) credited with the amounts credited in accordance with Article III, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Section 4.02, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article V.  Within each Participant’s Account, separate subaccounts shall be maintained to the extent the Committee determines them to be necessary or useful in the administration of the Plan.

4.02          Stock Units

(a)          Deemed Investment in UTC Common Stock.  Except as provided in subsection (b), below, a Participant’s Account shall be treated as if it were invested in Stock Units that are equivalent in value to the fair market value of shares of UTC Common Stock in accordance with the following rules:

(1)          Conversion into Stock Units.  Any Director’s Fees credited to a Participant’s Account for a Plan Year under Section 3.02 or 3.03 shall be converted into Stock Units (including fractional Stock Units) by dividing the amount credited by the Closing Price on the first business day of the Plan Year; provided that in the case of an individual who becomes a Participant after the first day of a Plan Year, the Closing Price shall be determined as of the day on which the individual becomes a Participant.

(2)          Deemed Reinvestment of Dividends.  The number of Stock Units credited to a Participant’s Account shall be increased on each date on which a dividend is paid on UTC Common Stock.  The number of additional Stock Units credited to a Participant’s Account as a result of such increase shall be determined by (i) multiplying the total number of Stock Units (excluding fractional Stock Units) credited to the Participant’s Account immediately before such increase by the amount of the dividend paid per share of UTC Common Stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

(3)          Conversion Out of Stock Units.  The dollar value of the Stock Units credited to a Participant’s Account on any date shall be determined by multiplying the number of Stock Units (including fractional Stock Units) credited to the Participant’s Account by the Closing Price on that date.

(4)          Effect of Recapitalization.  In the event of a transaction or event described in this paragraph (4), the number of Stock Units credited to a Participant’s Account shall be adjusted in such manner as the Committee, in its sole discretion, deems equitable.  A transaction or event is described in this paragraph (4) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Committee determines that such transaction or event affects the shares of UTC Common Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(b)          Change in Deemed Investment Election.  A Participant who elects to receive distribution of his or her Accounts in annual installments will continue to have such Account credited with Stock Units during the installment period unless the Participant irrevocably elects to have his or her Account treated, as of the Payment Commencement Date, as if the Account were invested in cash.  If a Participant makes such election, the Account will be credited with a rate of interest equal to the average interest rate on 10-Year Treasury Bonds as of the January through October Period in the calendar year prior to the Plan Year in which the interest is credited, plus 1%.  An election under this subsection (b) shall be made in a form and manner satisfactory to the Committee and shall be effective only if made before the Payment Commencement Date.

4.03          Hypothetical Nature of Accounts and Investments

Each Account established under this Article IV shall be maintained for bookkeeping purposes only.  Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets.  The Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not be or represent an equity security of the Company, shall not be convertible into or otherwise entitle a Participant to acquire an equity security of the Company and shall not carry any voting or dividend rights.

ARTICLE V
PAYMENTS

5.01          Entitlement to Payment

Credits to a Participant’s Account under Section 3.02 or 3.03 shall be in lieu of payment to the Participant of the related Director’s Fees.  Any payment under the Plan with respect to an Account shall be made solely in cash and as further provided in this Article V.  The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company.

5.02          Payment Commencement Date

Payments to a Participant with respect to the Participant’s Account shall begin as of the Participant’s Payment Commencement Date; provided that if a Participant dies before the Participant’s Payment Commencement Date, payment of the entire value of the Participant’s Account shall be made in a lump sum to the Participant’s Beneficiary as soon as practicable after the Committee receives all documents and other information that it requests in connection with the payment.

5.03          Form and Amount of Payment

(a)          Fifteen Annual Installments.  A Participant shall receive his or her benefits in 15 annual installments unless the Participant elects to receive his or her benefits under the Plan in the form of a lump-sum payment or in less than 15 annual installments in accordance with subsection (b), below.  Annual installments shall be payable to the Participant in cash beginning as of the Payment Commencement Date and continuing as of each Payment Anniversary Date thereafter until all installments have been paid.  The first annual installment shall equal one-fifteenth (1/15th) of the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date.  Each successive annual installment shall equal the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Anniversary Date, multiplied by a fraction, the numerator of which is one, and the denominator of which is the excess of 15 over the number of installment payments previously made (i.e., 1/14th, 1/13th, etc.).  If the Participant dies after the Participant’s Payment Commencement Date but before all 15 installments have been paid, the remaining installments shall be paid to the Participant’s Beneficiary in accordance with the schedule in this subsection (a).

(b)          Lump Sum, or Less Than 15 Annual Installments.  A Participant may elect to receive his or her benefits under the Plan in the form of a lump-sum payment or in two to fourteen installments in lieu of the fifteen installment payments determined under subsection (a), above.  The lump sum shall be payable to the Participant in cash as of the Payment Commencement Date and shall equal the value of the Stock Units credited to the Participant’s Account, determined as of the Payment Commencement Date.  Installments shall be paid in the manner set forth in subsection (a) above, except that for purposes of determining the amount of the first annual installment, the denominator of the fraction shall equal the number of scheduled annual installments.  An election under this subsection (b) shall be made in a form and manner satisfactory to the Committee and shall be effective only if made at least two years before the Participant’s Payment Commencement Date.

ARTICLE VI
ADMINISTRATION

6.01          In General

The Committee shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms.  Except as otherwise provided in Section 6.03, the Committee’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

6.02          Plan Amendment and Termination

The Committee may amend, suspend, or terminate the Plan at any time; provided that no amendment, suspension, or termination of the Plan shall, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment, suspension, or termination.  If the Plan is terminated in accordance with this Section 6.02, the terms of the Plan as in effect immediately before termination shall determine the right to payment in respect of any amounts that remain credited to a Participant’s or Beneficiary’s Account upon termination.

6.03          Reports to Participants

The Committee shall furnish an annual statement to each Participant (or Beneficiary) reporting the value of the Participant’s (or Beneficiary’s) Account as of the end of the most recent Plan Year.

6.04          Delegation of Authority

The Committee may delegate to officers of the Company any and all authority with which it is vested under the Plan, and the Committee may allocate its responsibilities under the Plan among its member.

ARTICLE VII
MISCELLANEOUS

7.01          Rights Not Assignable

No payment due under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way.  Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void.  No such payment or interest therein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary.  If any Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Committee may direct that such payment be suspended and that all future payments to which such Participant or Beneficiary otherwise would be entitled be held and applied for the benefit of such person, the person’s children or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper.

7.02          Certain Rights Reserved

Nothing in the Plan shall confer upon any person the right to continue to serve as a member of the Board or to participate in the Plan other than in accordance with its terms.

7.03          Withholding Taxes

The Committee may make any appropriate arrangements to deduct from all credits and payments under the Plan any taxes that the Committee reasonably determines to be required by law to be withheld from such credits and payments.

7.04          Incompetence

If the Committee determines, upon evidence satisfactory to the Committee, that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to care for his or her affairs because of illness or accident or otherwise, any payment due under the Plan (unless prior claim therefore shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Committee and the Company, to the spouse of the Participant or Beneficiary or other person deemed by the Committee to have incurred expenses for the benefit of and on behalf of such Participant or Beneficiary.  Any such payment shall be a complete discharge of any liability under the Plan with respect to the amount so paid.

7.05          Inability to Locate Participants and Beneficiaries

Each Participant and Beneficiary entitled to receive a payment under the Plan shall keep the Committee advised of his or her current address.  If the Committee is unable for a period of 36 months to locate a Participant or Beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participant or Beneficiary shall be forfeited.  Should such a Participant or Beneficiary subsequently contact the Committee requesting payment, the Committee shall, upon receipt of all documents and other information that it might request in connection with the payment, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

7.06          Successors

The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns.  The term “successors” as used in the preceding sentence shall include any corporation or other business entity that by merger, consolidation, purchase, or otherwise acquires all or substantially all of the business and assets of the Company, and any successors and assigns of any such corporation or other business entity.

7.07          Usage

(a)          Titles and Headings.  The titles to Articles and the headings of Sections, subsections, and paragraphs in the Plan are placed herein for convenience of reference only and shall be of no force or effect in the interpretation of the Plan.

(b)          Number.  The singular form shall include the plural, where appropriate.

7.08          Severability

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

7.09          Governing Law

The Plan and all determinations made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the State of Connecticut.

UNITED TECHNOLOGIES CORPORATION

By

Attest:

Date: